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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                      LOCK UP, VOTING AND CONSENT AGREEMENT

         This Lock Up, Voting and Consent Agreement (the "Agreement"), dated as of June 4, 2002, is entered into and made by and among Stations Holding Company, Inc., a Delaware corporation ("Debtor" or the "Company"), Gray Communications Systems, Inc., a Georgia corporation ("Gray") and each of the undersigned holders (each, a "Consenting Holder" and, together, the "Consenting Holders") of the Senior Discount Notes (as defined below). All capitalized terms not otherwise defined herein have the meanings given to said terms in the Plan Summary (as hereinafter defined).

         WHEREAS, Debtor has issued 13.25% Senior Subordinated Discount Notes due May 15, 2006 (the "Senior Discount Notes");


         WHEREAS, Debtor and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to satisfying the Debtor's obligations under the Senior Discount Notes;

         WHEREAS, Debtor and Gray are, concurrently with the execution of this Agreement, entering into a Merger Agreement of even date herewith (the "Merger Agreement"), a copy of which is annexed hereto, pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, a wholly-owned subsidiary of Gray will be merged into and with the Debtor;

         WHEREAS, Debtor and each of the Consenting Holders now desire to implement a financial restructuring that gives effect to the Merger Agreement (the "Financial Restructuring"), and in order to implement the Financial Restructuring, the Debtor intends to prepare and file its disclosure statement (the "Disclosure Statement") and its plan of reorganization (the "Plan" and, together with all related agreements including the Merger Agreement, the "Related Agreements") consistent in all material respects with the terms set forth in this Agreement and the summary of the Plan attached hereto as Exhibit A (the "Plan Summary") which, if confirmed, will implement the terms of the Financial Restructuring in the Debtor's bankruptcy case number 02-10882 (MFW) (the "Chapter 11 Case") filed under the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), and the Debtor intends to use its best efforts to have the Disclosure Statement approved and such Plan confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in the Chapter 11 Case as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules");

         WHEREAS, each Consenting Holder is the legal owner, beneficial owner and/or the investment adviser or manager for the beneficial owner (with the power to vote and dispose of such claims on behalf of such beneficial owner) of the aggregate principal amount of Senior Discount Notes (for each such party, the "Relevant Claim"), in each case as set forth below each such Consenting Holder's signature attached hereto;


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         WHEREAS, each Consenting Holder has reviewed, or has had the opportunity to review, with the assistance of professional financial and legal advisors of its choosing, the Plan Summary and the Merger Agreement; and

         WHEREAS, each Consenting Holder desires to support and vote for confirmation of the Plan, and the Debtor and Gray desire to obtain the commitment of the Consenting Holders to support and vote for the Plan, in each case subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, Gray and the Consenting Holders, intending to be legally bound, agree as follows:

         Section 1. Voting. Each Consenting Holder represents and warrants, severally and not jointly, that, as of the date hereof, it is the legal owner, beneficial owner and/or the investment adviser or manager for the beneficial owner (with the power to vote and dispose of such claims on behalf of such beneficial owner) of such legal or beneficial owner's Relevant Claim and that there is no Senior Discount Notes of which it is the legal owner, beneficial owner and/or investment advisor or manager for such legal or beneficial owner which are not part of its Relevant Claim. Each Consenting Holder agrees for itself that (i) it shall timely vote (or cause to be voted) its Relevant Claim and any other claims or interests that it holds (and not revoke or withdraw such vote) to accept the Plan; provided that the terms of the Plan and Disclosure Statement are consistent in all material respects with the Plan Summary, the treatment of the Senior Discount Notes is exactly as set forth in the Plan Summary, and the Bankruptcy Court has approved the Disclosure Statement; and (ii) to the extent such election is available, it shall not elect on its ballot to preserve any claims, if any, such Consenting Holder may have that may be affected by the releases provided for under the Plan.

         Section 2. Support of the Plan. Each Consenting Holder agrees that subject to (w) Section 7 hereof, (x) the Company and Gray (as applicable) being in compliance in all material respects with its obligations hereunder and under the Related Agreements, (y) the Company's and Gray's representations and warranties set forth herein being true and correct, and (z) receipt by such Consenting Holder of, and subsequent Bankruptcy Court approval of a disclosure statement and other solicitation materials in respect of the Plan required by the Bankruptcy Code that are consistent with the material terms of this Agreement, the Plan Summary and with any applicable law:

                  (1) it will (i) from and after the date hereof not agree to, consent to, provide any support to, participate in the formulation of, or vote for any plan of reorganization or liquidation, other than the Plan; (ii) execute and deliver a customary letter(s), in form and substance reasonably satisfactory to the Company from the Consenting Holders for distribution to the holders of any impaired claims against or interests in the Company, stating that the Consenting Holders support and have committed to vote to approve the Plan; and (iii) agree to permit disclosure in the Disclosure Statement and any filings by the Company with the Securities and Exchange Commission of the contents of this Agreement, including, but not limited to, the commitments given in clause
(i) of this Section 2(1) and the aggregate Relevant Claims held by all Consenting Holders; provided that the Company shall not disclose the aggregate principal


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amount of Senior Discount Notes comprising the Relevant Claim of any individual
Consenting Holder, except as otherwise required by applicable law; and

                  (2) it shall not object to, or otherwise commence any proceeding, or take any other action, to oppose or alter, any of the terms of the Plan or any other document filed in connection with the confirmation of the Plan (hereinafter a "Reorganization Document") and shall not take any action which is inconsistent with, or that would delay approval or confirmation of any of the Disclosure Statement, the Plan or any of the Reorganization Documents; provided that the terms of all such Reorganization Documents are customary and otherwise consistent with the material terms of the Plan. Without limiting the generality of the foregoing, no Consenting Holder may directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the restructuring of the Company as contemplated by the Plan or any Reorganization Document.

         Section 3. Restrictions on Transfer. Each of the Consenting Holders hereby agrees that, for so long as this Agreement shall remain in effect, it shall not sell, transfer or assign all or any of its Relevant Claims or any option thereon or any right, interest (voting or otherwise) therein, unless the transferee agrees in writing to be bound by the terms of this Agreement with respect to the Relevant Claims being transferred to such purchaser, which agreement shall be confirmed in writing (which writing shall include a trade confirmation issued by a broker or dealer, acting as principal or agent for the purchaser, stating that such agreement is a term of such transfer) and the transferor promptly provides the Company with a copy thereof, in which event the Company shall be deemed without any further action to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee. Upon request of such transferee, the Company shall promptly confirm such acknowledgment in writing.

         Section 4. Further Acquisition of Senior Discount Notes. This Agreement shall in no way be construed to preclude the Consenting Holders or any of their respective subsidiaries or affiliates from selling Senior Discount Notes subject to the terms of this Agreement or from acquiring additional amounts of Senior Discount Notes. However, any such additional Senior Discount Notes acquired by a Consenting Holder shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement. The Consenting Holder agrees that it shall not create any subsidiary or affiliate for the sole purpose of acquiring any Senior Discount Notes unless such subsidiary or affiliate signs this Agreement. Upon the request of the Company, each Consenting Holder shall provide an accurate and current list of the Relevant Claims held by such Consenting Holder, which the Company agrees to keep confidential unless otherwise ordered by a court of competent jurisdiction. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring any other claims against or securities of the Company or any of its subsidiaries, provided, however, that such securities may not be utilized by the Consenting Holders in contravention of this Agreement. The Consenting Holders further agree that, subject to their receipt of solicitation materials in respect of the Plan that are consistent in all material respects with the Plan Summary and with the terms of this Agreement and are not inconsistent with any applicable law, they shall vote (or cause to be voted) any such additional Senior Discount Notes in favor of the Plan, and shall not change or


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withdraw (or cause to be changed or withdrawn) such vote(s), for so long as this
Agreement remains in effect by its terms.

         Section 5.        Agreement.

                  (1) The Company hereby covenants and agrees (i) to propose promptly the Plan such that the Plan is consistent in all material respects with the terms described in the Plan Summary, to use its commercially reasonable efforts to have the Disclosure Statement approved by the Bankruptcy Court, and thereafter or in conjunction therewith to use its commercially reasonable efforts to obtain an order of the Bankruptcy Court confirming the Plan, and to close the transaction set forth in the Merger Agreement in each case as expeditiously as commercially reasonable under the Bankruptcy Code and Bankruptcy Rules, and consistent in all material respects (including with respect to the treatment of claims and interests) with the terms and conditions of the Plan Summary and this Agreement, (ii) not to modify the Plan in a manner that is inconsistent with the Plan Summary terms as to the treatment to be afforded each of the Consenting Noteholders in any respect without the consent of each of the Consenting Noteholders, (iii) not to propose, file, support, encourage, vote for, or engage in discussions with any person or entity concerning any restructuring, workout or plan of reorganization other than the Plan unless otherwise required by the Bankruptcy Code or the Bankruptcy Court,
(iv) if necessary, to disclose in the Disclosure Statement the existence and substance of this Agreement, (v) subject to its fiduciary duties, not to take any action to encourage or support any Consenting Noteholder to break its Agreement, and (vi) subject to its fiduciary duties, not to take any action to encourage or support any creditor, equity interest holders, or Gray to vote against the Plan or, in any regard, to oppose approval of the Disclosure Statement or confirmation of the Plan or to take any actions inconsistent with the Merger Agreement.

                  (2) Gray hereby covenants and agrees to close the transaction set forth in the Merger Agreement as expeditiously as commercially reasonable under the Bankruptcy Code and Bankruptcy Rules, and consistent in all material respects (including with respect to the treatment of claims and interests) with the terms and conditions of the Plan Summary and this Agreement and subject to the terms and conditions of the Merger Agreement.

         Section 6. Acknowledgment. This Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The acceptance of the Consenting Holders will not be solicited until the Consenting Holders have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

         Section 7. Termination. (1) This Agreement shall terminate upon the occurrence of any Agreement Termination Event (as defined below), unless the occurrence of such Agreement Termination Event is waived in writing by a Consenting Holder, such waiver to be applicable only to such Consenting Holder. If any Agreement Termination Event occurs (and has not been waived) at a time when Bankruptcy Court permission shall be required for a Consenting Holder to change or to withdraw (or cause to be changed or withdrawn) its vote(s) in favor of the Plan, the Company and the other Parties to this Agreement shall not oppose any attempts by such Consenting Holder to change or to withdraw (or cause to be changed or withdrawn) its vote(s) in favor of the Plan. (2) For the purposes hereof an "Agreement Termination Event" shall mean any of the following: (i) the Company takes any action materially inconsistent with any of the Related Agreements; (ii) the filing of the Plan and the Disclosure Statement shall not have


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occurred by June 30, 2002; (iii) the solicitation of acceptances with respect to the Plan shall not have occurred by August 30, 2002; (iv) the effective date of the Plan shall not have occurred by November 15, 2002; (v) there occurs any change in the terms of the Plan materially affecting the treatment of the Senior Discount Notes, as a class, not previously consented to by the Consenting Holder whose obligations hereunder are to be terminated; (vi) the Company files a plan, or solicits votes on a Chapter 11 plan of reorganization, which contains terms as to the treatment of the Senior Discount Notes that are inconsistent in any respect with the Plan Summary and materially inconsistent with any of its other material terms; (vii) the Merger Agreement is terminated for any reason; (viii) the Company's Chapter 11 case is dismissed or is converted to a case under Chapter 7 of the Bankruptcy Code; and (ix) section 20.13 of the Asset Purchase Agreement of even date herewith between Benedek Broadcasting Corporation ("BBC") and Chelsey Broadcasting Company, LLC is amended or modified or for any reason is no longer in effect. The Consenting Holders shall have no liability to the Company or each other in respect of any termination of this Agreement in accordance with the terms hereof.

         Section 8. Good Faith Negotiation of Documents. Each party hereby further covenants and agrees to negotiate the Reorganization Documents and any definitive documents relating thereto, in good faith and, in any event, in all material respects consistent with the Plan Summary.

         Section 9. Representations and Warranties. Each of the Consenting Holders, severally and not jointly, represents and warrants to Debtor and Gray, and the Debtor and Gray each represents and warrants, only as to itself and not as to the other, to each Consenting Holder that the following statements, as applicable, are true, correct and complete as of the date hereof:

                  (1) Power and Authority. It has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder.

                  (2) Due Organization. It is duly organized, validly existing and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (3) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part (other than the approval of the Bankruptcy Court in the case of the Debtor which the Debtor will promptly seek).

                  (4) No Conflicts. The execution, delivery and performance of this Agreement does not and shall not: (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, (ii) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

                  (5) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority


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or regulatory body (other than the approval of the Bankruptcy Court in the case of the Debtor which the Debtor will promptly seek).

                  (6) Binding Obligation. Subject to the provision of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation, enforceable in accordance with its terms.

         Section 10. Complete Agreement, Modification of Agreement. This Agreement and the other agreements referenced herein constitute the complete agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, altered, amended or supplemented except by an agreement in writing signed by the Company, Gray and each of the Consenting Holders.

         Section 11. Specific Performance. It is understood and agreed by the parties that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief, including attorneys' fees and costs, as a remedy of any such breach, and each party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

         Section 12. Impact of Appointment to Creditors' Committee. Notwithstanding anything contained herein to the contrary, if any Consenting Holder is (or has been) appointed to and serves on a committee of creditors in the Company's Chapter 11 case, the terms of this Agreement shall not limit such Consenting Holder's exercise, in its sole discretion, of its fiduciary duties to any person arising from its serving on such committee of creditors, and any such exercise in the sole discretion of such Consenting Holder of its fiduciary duties arising from it serving on such committee of creditors shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). The foregoing shall not modify or limit the obligations of Consenting Holders to vote their individual holdings of Relevant Claims and to take the other actions required under this Agreement in their non-committee capacity.

         Section 13. Assignment. Except as set forth in Section 4, no rights or obligations of any party under this Agreement may be assigned or transferred to any other person or entity.

         Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Bankruptcy Court. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. In the event any such action, suit or proceeding is commenced, the Parties hereby agree and consent


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that service of process may be made, and personal jurisdiction over any party hereto in (but only with respect to) any such action, suit or proceeding may be obtained by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the party at the address of such party set forth in Section 15 hereof unless another address has been designated by such party in a notice given to the other parties in accordance with Section 15 hereof.

         Section 15. Modification of Plan. No modification or change to the Plan shall release the Consenting Holder from obligations under this Agreement if the Plan remains substantially similar in all economic and other respects to the Plan Summary, and if such modification or change does not negatively impact or lessen the economic recovery or other rights in any respect that such Consenting Holder will receive under the Plan.

         Section 16. Independent Due Diligence and Decision-Making. Each party hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of Debtor. To the extent any materials or information have been furnished to it by Debtor, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

         Section 17. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         Section 18. Prior Negotiations. This Agreement, the Plan Summary and the Reorganization Documents supersede all prior negotiations with respect to the subject matter hereof.

         Section 19. Consideration. It is hereby acknowledged by the Company, Gray and each of the Consenting Holders that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Company's agreement to use its reasonable best efforts to obtain approval of the Disclosure Statement and to confirm the Plan in accordance with the terms and conditions of this Agreement and other obligations set forth herein.

         Section 20. No Third Party Beneficiaries. This Agreement shall be solely for the benefit of the parties hereto, including their permitted assigns, and no other person or entity shall be a third party beneficiary hereof. Nothing in this Agreement, express or implied, shall give to any party or entity other than the parties any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 21. Several Obligations. The obligations of the Consenting Holders hereunder are several and not joint. Each of the Consenting Noteholders is agreeing only with the Company and not with any other holders of Senior Discount Notes.

         Section 22. Notices. All notices hereunder shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):


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         (a)      If to the Company, to:

                           Stations Holding Company, Inc.
                           c/o Paul S. Goodman
                           Shack Siegel Katz Flaherty & Goodman P.C.
                           530 Fifth Avenue
                           New York, New York 10036
                           Fax:  212-730-1964

                           with copies to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, Illinois 60601
                           Attn:    Geoffrey A. Richards
                           Fax:  312-861-2200

         (b)      If to any Consenting Holder, to:

                           Such Consenting Holder at the address or telecopy number shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement o behalf of such holder with a copy to:

                           Adam L. Shiff, Esq.
                           Kasowitz, Benson, Torres & Friedman LLP
                           1633 Broadway
                           New York, NY 10019
                           Telecopy:  212-506-1800

         (c)      If to Gray, to:

                           Gray Communications Systems, Inc.
                           4370 Peachtree Road, NE
                           Atlanta, Georgia 30319
                           Attn:  Robert S. Prather, Jr.
                           Telecopy:  404-261-9607

                           with copies to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attn:  Stephen A. Opler
                           Telecopy:  404-881-4777


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         Section 23.       Counterparts. This Agreement may be executed in any
number of counterparts (including by telecopier), each of which shall, collectively and separately, constitute one and the same agreement.

         Section 24. Approval of the Term Sheet. Each of the Parties hereto agree to the Plan Summary, the terms of which are incorporated herein by reference as if fully set forth herein.

         Section 25. Effectiveness of the Agreement. Unless waived in the sole discretion of the Company, this Agreement and the obligations described herein shall become effective only upon the Company and Consenting Holders holding at least 80% of the Senior Discount Notes in principal amount executing this Agreement no later than June 14, 2002 unless extended by the Company at its sole discretion.


                                    * * * * *


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                           STATIONS HOLDING COMPANY, INC.


                           By: /s/ K. James Yager
                           ------------------------------------------
                           Its: President and Chief Operating Officer




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                           HOLDER OF RELEVANT CLAIM:

                                       Name of Holder:
                                                       ------------------------
                           Aggregate Principal Amount
                           of Senior Discount Notes:   $
                                                        -----------------------


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                           GRAY COMMUNICATIONS SYSTEMS, INC.



                           By: /s/ James C. Ryan
                              --------------------------------------------

                           Its: Vice President and Chief Financial Officer
                               -------------------------------------------



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